UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 21, 2009
G-III APPAREL GROUP, LTD.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction	0-18183 (Commission File Number)	41-1590959 (IRS Employer
of incorporation)		Identification No.)

512 Seventh Avenue	10018
New York, New York	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 403-0500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Effective July 21, 2009, JPMorgan Chase Bank, N.A. replaced The CIT Group/Commercial Services, Inc. as the Agent under our financing agreement that provides for borrowings in the aggregate principal amount of up to $250 million. CIT’s commitment as part of our lending group is not affected by this change.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.

Date: July 23, 2009

	By:	/s/ Morris Goldfarb

	Name:	Morris Goldfarb
	Title:	Chief Executive Officer